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                                                                      EXHIBIT 11

Computation of Earnings Per Share

                                                                                      Year Ended
                                                               June 25, 1999          June 26, 1998           June 27, 1997
                                                               -------------          -------------           -------------
                                                                        (000's omitted, except per share data)

Basic:
Weighted average shares outstanding                                    9,137                  9,148                   9,504
                                                               -------------          -------------           -------------
Total                                                                  9,137                  9,148                   9,504

Income from continuing operations                              $      10,455          $       7,317           $       4,257
Gain (loss) from discontinued operations                                 397                    928                 (10,435)
                                                               -------------          -------------           -------------
Net income (loss)                                              $      10,852          $       8,245           $      (6,178)
                                                               -------------          -------------           -------------

Net income (loss) per share

  Continuing operations                                        $        1.15          $        0.80           $        0.45
  Discontinued operations                                               0.04                   0.10                   (1.10)
                                                               -------------          -------------           -------------
Net income (loss) per share                                    $        1.19                   0.90                   (0.64)
                                                               -------------          -------------           -------------


Diluted:

Weighted average shares outstanding                            $       9,137           $      9,148           $       9,504
Weighted average common stock equivalents                                361                    253                     134
                                                               -------------          -------------           -------------
Total                                                                  9,498                  9,401                   9,638

Income from continuing operations                              $      10,455          $       7,317           $       4,257
Gain (loss) from discontinued operations                                 397                    928                 (10,435)
                                                               -------------          -------------           -------------
Net income (loss)                                              $      10,852          $       8,245           $      (6,178)
                                                               -------------          -------------           -------------

Net income (loss) per share
  Continuing operations                                        $        1.10          $       0.78            $        0.44
  Discontinued operations                                               0.04                  0.10                    (1.08)
                                                               -------------          -------------           -------------
Net income (loss) per share                                    $        1.14          $       0.88            $       (0.64)
                                                               -------------          -------------           -------------

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